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                EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE

                        WATERLINK, INC. AND SUBSIDIARIES

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                                                     Three Months Ended      Six Months Ended
                                                          March 31,               March 31,
                                                       1997       1998         1997       1998
                                                     -------     -------     -------     -------
                                                       (In thousands, except per share data)
Basic
   Average common shares outstanding                   2,649      11,981       2,364      11,943
                                                     =======     =======     =======     =======

   Net Income                                        $   758     $   217     $   985       2,232
                                                     =======     =======     =======     =======

   Basic Earnings per Share                          $  0.29     $  0.02     $  0.42     $  0.19
                                                     =======     =======     =======     =======


Assuming Dilution
  Average shares outstanding-basic                     2,649      11,981       2,364      11,943

  Effect of dilutive securities:
      Conversion of preferred stock into
        common stock                                   3,250           -       3,250           -

      Impact of outstanding stock options
        and warrants                                     242         656         250         757

      Convertible subordinated notes                       -           -         268           -
                                                     -------     -------     -------     -------
                                                       6,141      12,637       6,132      12,700
                                                     =======     =======     =======     =======
  Net Income                                         $   758     $   217     $   985       2,232

  Effect of dilutive securities- interest on
      convertible subordinated notes, net of tax           -           -          40           -
                                                     =======     =======     =======     =======
                                                     $   758     $   217     $ 1,025       2,232
                                                     =======     =======     =======     =======

  Earnings per Share-Assuming Dilution               $  0.12     $  0.02     $  0.17     $  0.18
                                                     =======     =======     =======     =======
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